UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

INTEGRATED RAIL & RESOURCES INC.
(f/k/a Uinta Infrastructure Group Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-56805	33-1825873
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

400 W. MORSE BOULEVARD, SUITE 220
WINTER PARK, FL 32789

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (321) 972-1583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2026, Integrated Rail & Resources Inc., a Delaware corporation (the “Company”), entered into a Second Amendment to Promissory Note (the “Second Amendment”), effective as of June 30, 2026, with Endeavor Capital Group, LLC, a Utah limited liability company (“Endeavor”). The Second Amendment amends the Company’s previously issued Promissory Note, dated December 12, 2025, in the original aggregate principal amount of $12,000,000, as previously amended by an Amendment to Promissory Note, dated April 1, 2026 (the “Original Note” and, as amended by the Second Amendment, the “Note”).

The Second Amendment, among other things, amends and restates the definition of “Maturity Date” under the Note to September 30, 2026, provided that, if at any time on or prior to September 30, 2026, the Company receives and notifies Endeavor of either a debt financing commitment letter from any lender or an equity commitment letter from one or more investors, the Maturity Date will be extended to December 31, 2026. The Second Amendment also provides that the Note is secured by the Confession of Judgment attached to the Original Note and by a Deed of Trust (as defined below), dated as of July 14, 2026, executed by the Company’s subsidiary, Tar Sands Holdings II, LLC (“Tar Sands”) for the benefit of Endeavor, as described further below.

In connection with the Second Amendment, Tar Sands entered into a Deed of Trust dated as of July 14, 2026, with Alyssa H. Depew, as trustee, for the benefit of Endeavor, as beneficiary and secured party (the “Deed of Trust”), granting a lien on certain real property, mineral interests, and related collateral located in Uintah County, Utah. The collateral pledged under the Deed of Trust includes real property, water rights, mineral rights, leasehold and royalty interests, and related revenue contracts. The Deed of Trust also includes an assignment to Endeavor of all minerals produced, saved, or sold from the trust property and attributable to Tar Sands’ interests therein, together with the proceeds of any sale thereof. Endeavor has elected not to exercise immediately its right to receive such proceeds directly, and purchasers may continue to make payments to Tar Sands unless an event of default has occurred and is continuing and notice has been given directing such purchasers to make payments directly to Endeavor.

The foregoing descriptions of the Second Amendment and the Deed of Trust do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Second Amendment and the Deed of Trust is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Promissory Note, effective as of June 30, 2026, by and between Integrated Rail & Resources Inc. and Endeavor Capital Group, LLC.
10.2	Deed of Trust with Power of Sale, Security Agreement, Financing Statement and Assignment of Production dated July 14, 2026, by and among Tar Sands Holdings II, LLC, as trustor, Alyssa H. Depew, as trustee, and Endeavor Capital Group, LLC, as beneficiary.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL & RESOURCES INC. (f/k/a Uinta Infrastructure Group Corp.)

By:	/s/ Brian M. Feldott
Name:	Brian M. Feldott
Title:	Chief Executive Officer

Date: July 22, 2026

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